EXHIBIT 1.1
                                                                     -----------

                              [1,000,000] Shares(1)

                         Wintrust Financial Corporation

                                  Common Stock

                               (Without Par Value)

                          EQUITY UNDERWRITING AGREEMENT



                                                              September __, 2003

RBC Dain Rauscher Inc
As the Representative of the several
   Underwriters named in Schedule I hereto
c/o RBC Capital Markets
60 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

         Wintrust Financial Corporation, an Illinois corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of [1,000,000] shares (the "Firm Shares") of the Company's common stock, without par value, together with each associated preferred share purchase right under the Rights Agreement, dated as of July 28, 1998 (the "Rights Agreement"), between the Company and Illinois Stock Transfer Company, as Rights Agent (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to [150,000] additional shares (the "Option Shares") of Common Stock as set forth below.

         As the Representative, you have advised the Company that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

-------------------
1 Plus an option to purchase up to [150,000] additional shares to cover over-allotments.


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1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         The Company represents and warrants to each of the Underwriters as follows:

         (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. __________) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933 (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement, including any amendments thereto, any Preliminary Prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. The term "Registration Statement" means the registration statement described above, as amended at the time it became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the Effective Date or the date of such Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendments or supplements to the foregoing, shall include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.


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         (b)      The Commission has not issued an order preventing or
                  suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. Any Preliminary Prospectus and the Prospectus filed by electronic transmission by EDGAR (except as may be permitted by Regulation S-T under the Act) were identical to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any Preliminary Prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the Closing Date and the Option Closing Date, if applicable, did not or will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

         (c) The documents that are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations; and any documents


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                  so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations.

         (d) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by Federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

         (e) The Company is duly organized, validly existing and in good standing under the laws of the State of Illinois, with full corporate and other power and authority to own, lease and operate its properties and conduct its business as described in and contemplated by the Registration Statement and the Prospectus and as currently being conducted and is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The significant direct or indirect subsidiaries of the Company are listed on Exhibit A attached hereto and incorporated herein (the "Subsidiaries"). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than (i) the Subsidiaries listed on Exhibit A and (ii) Upgrade Personnel Services, Inc., Wintrust Capital Trust I, Wintrust Capital Trust II and Wintrust Information Technology Services Co., none of which conducts any material business operations or has incurred any material liability other than as set forth in the Registration Statement and the Prospectus. [LAKE FOREST BANK AND TRUST COMPANY, HINSDALE BANK AND TRUST COMPANY, NORTH SHORE COMMUNITY BANK AND TRUST COMPANY, LIBERTYVILLE BANK AND TRUST COMPANY, BARRINGTON BANK AND TRUST COMPANY, N.A., CRYSTAL LAKE BANK AND TRUST COMPANY, N.A. AND NORTHBROOK BANK AND TRUST COMPANY] are collectively referred to as the "Banks." Each of the Subsidiaries is a state bank, trust company, corporation, limited liability company or national banking association duly incorporated or organized (as the case may be), validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization (as the case may be). Each of the Subsidiaries has full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus and as currently being conducted. The deposit accounts of each Bank are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened. Each of the Company and the Subsidiaries is duly qualified to transact business as


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                  a foreign entity and is in good standing in each other
                  jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the general affairs, condition (financial or otherwise), business, property, prospects, net worth, earnings or results of operations of the Company and the Subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). All of the issued and outstanding shares of capital stock of or other equity interests in the Subsidiaries
                  (A) have been duly authorized and are validly issued, (B) are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831o or under applicable state banking law and
                  (C) except as disclosed in the Prospectus, are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity.

         (f) Except as contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of the Subsidiaries, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect.

         (g) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued, delivered and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been waived, for or relating to the registration of any shares of Common Stock.

         (h) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of the Company's preferred stock, without par value (the "Preferred Stock"), shall be issued and outstanding and no holder of any shares of


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                  capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock other than pursuant to the Rights Agreement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

         (i) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

         (j) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made other than normal, recurring adjustments. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. Except as disclosed in the Registration Statement and the Prospectus, there are no pro forma financial statements or other pro forma financial information required to be included or incorporated by reference in the Registration Statement or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus.

         (k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and
                  (iii) access to assets is permitted only in accordance with management's general or specific authorization.

         (l) Ernst & Young LLP (the "Accountant"), which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent public accounting firm within the meaning


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                  of the Act and the Rules and Regulations and the Accountant is
                  not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

         (m) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that if determined adversely to the Company or any of its Subsidiaries might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

         (n) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, that could have a Material Adverse Effect.

         (o) The Company and the Subsidiaries have good and marketable title to all of the properties and assets described in the Registration Statement as being owned by them and material to their businesses, in each case, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those described in the Registration Statement or that are not material in amount or that do not materially interfere with the use made or proposed to be made of such property or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

         (p) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

         (q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or


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                  supplemented. The Company and the Subsidiaries have no
                  material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

         (r) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under (i) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect or (ii) its respective charter ("Charter"), by-laws ("By-laws") or other similar organizational instrument. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries or any court or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.

         (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (t) The Company and each of the Subsidiaries have all licenses, certifications, permits, franchises and other regulatory authorizations ("Permits") from any appropriate governmental authorities as are necessary to conduct their businesses as currently conducted and to own, lease and operate their properties in the manner described in the Prospectus except where the failure to hold such Permits would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit.

         (u) To the Company's knowledge[, EXCEPT FOR AFFILIATIONS WITH WAYNE HUMMER INVESTMENTS LLC, A DELAWARE LIMITED LIABILITY COMPANY AND ONE OF THE SUBSIDIARIES ("WHI"), AND FOCUSED INVESTMENTS LLC, AN ILLINOIS LIMITED LIABILITY COMPANY AND ONE OF THE SUBSIDIARIES ("FOCUSED")], there are no


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                  affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement or in questionnaires completed by such persons and previously delivered to counsel for the Underwriters.

         (v) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or proposes to take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

         (w) Neither the Company nor any of the Subsidiaries is, nor will be after receipt of payment for the Shares, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder. The Company and the Subsidiaries will conduct their businesses in a manner so that they will not become subject to the Investment Company Act.

         (x) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is in the judgment of the Company adequate and commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies except where the failure to be in such compliance would not have a Material Adverse Effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, except where the denial of such claims would not have a Material Adverse Effect.

         (y) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); the Company has no "pension plan" (as defined in ERISA) for which it would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has


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                  occurred, whether by action or by failure to act, that would cause the loss of such qualification.

         (z) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (aa) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any (i) of the contracts or agreements filed as an exhibit to the Registration Statement or (ii) other contract or agreement referred to or described in the Registration Statement and the Prospectus the termination of which would have a Material Adverse Effect, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

         (bb) Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws"). Neither the Company nor any of the Subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

         (cc) No payments or inducements have been made or given, directly or indirectly, to any Federal or local official or candidate for any Federal or state office in the United States or foreign offices by the Company or any Subsidiary or, to the best knowledge of the Company, by any of their officers, directors, employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment,


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


                  kickback or other unlawful payment in connection with the businesses of the Company or any Subsidiary.

         (dd) The Company and each of the Subsidiaries own or possess all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the businesses of the Company and the Subsidiaries as currently carried on and as described in the Registration Statement and Prospectus except where the failure to so own or possess would not have a Material Adverse Effect; except as stated in the Registration Statement and the Prospectus, to the best knowledge of the Company, no name that the Company or any of the Subsidiaries uses and no other aspect of the businesses of the Company or any of the Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others that could reasonably be expected to have a Material Adverse Effect and neither the Company nor any of the Subsidiaries has received any notice alleging any such infringement or fee.

         (ee) The Company and each of the Subsidiaries are in compliance with Federal, state, local and foreign laws, statutes, ordinances, rules, regulations and decrees ("Laws") applicable to their businesses, including, without limitation, (i) licensing and certification Laws covering any aspect of the businesses of the Company or any of the Subsidiaries and (ii) the Sarbanes-Oxley Act, and neither the Company nor any of the Subsidiaries has received any notification asserting any failure to comply with or violation of any such Laws, except in all such cases where such noncompliance or violation would not have a Material Adverse Effect.

         (ff) The activities of the Company and the Subsidiaries are permitted under applicable Federal and state banking laws and regulations. First Insurance Funding Corp., a Subsidiary of the Company, is validly licensed by the Illinois Department of Financial Institutions and in all other jurisdictions in which the conduct of its business requires license or qualification. The Company has all necessary approvals, including the approval of the Office of the Comptroller of Currency (the "OCC"), the Illinois Office of Banks and Real Estate (the "OBRE") and the Board of Governors of the Federal Reserve System, as applicable, to own the capital stock of its subsidiaries. Neither the Company nor any of the Subsidiaries is a party or subject to any agreement or memorandum with, or directive or other order issued by, the Board of Governors of the Federal Reserve System, the OCC, the OBRE, the FDIC or other regulatory authority having jurisdiction over it (each, a "Regulator" and, collectively, the "Regulators"), which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries is subject to any directive from any Regulator to make any material change in the method of conducting their respective businesses, and no such directive is pending or threatened by such Regulators.

         (gg) To the best knowledge of the Company, each of the Company and the Subsidiaries has properly administered all accounts for which any of them acts as a fiduciary, including, but not limited to, accounts for which any of them serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable state and Federal law and regulation and common law, except where the failure to have so administered or to be in compliance would not have a Material Adverse Effect. None of the Company, the Subsidiaries or any of their respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

         (hh) Each agreement under which the Company and the Subsidiaries, including, without limitation, Wayne Hummer Management Company ("WHMC"), provides investment advisory service to any person that is subject to Section 15 of the Investment Company Act has been duly approved at all times in compliance in all material respects with Section 15 of the Investment Company Act and applicable Law. Except where the failure, either individually or in the aggregate, would not have a Material Adverse Effect, each such investment advisory contract has been performed in accordance with the Investment Company Act and any other applicable Law.

         (ii) WHMC is duly registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Each investment advisory representative of WHMC is duly licensed, registered or qualified in each state in which such licensing, registration or qualification is required by virtue of the activities of such person, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHMC has made such notice filings with such states as are required by state law, except where such failure would not have a Material Adverse Effect. WHI and Focused is duly registered as a broker-dealer with the Commission under the Exchange Act and with each state agency pursuant to which each such entity is required to be registered by virtue of the conduct of its business. Each associated person of WHI and Focused is duly licensed, registered or qualified in each state in which such licensing, registration or qualification is required by virtue of the activities of such person, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHI is a member in good standing of the New York Stock Exchange, Inc. ("NYSE"), the NASD, the Chicago Stock Exchange, Incorporated ("CHX") and the American Stock Exchange, Inc. ("AMEX"). Focused is a member in good standing of the NASD. Other than WHI and Focused, no Subsidiary is registered as, or required to be registered as, an investment adviser or a broker-dealer with the Commission or any applicable state regulatory agency. Each of WHMC, WHI and Focused has timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Federal, state or securities self-regulatory organization, including, without limitation, the Commission, NYSE, NASD, CHX and AMEX, and has paid all fees and assessments due and payable in connection therewith, except where such failure to file such reports, registration statements, schedules and other documents or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect. As of their respective dates, all forms, reports, schedules or other filings made by each of WHMC, WHI and Focused with Federal, state or securities self-regulatory organizations or authorities complied in all material respects with the applicable requirements of Federal and state securities laws and the rules and regulations of such securities self-regulatory organizations or authorities. None of such filings, as of their respective dates, contained any untrue statement of material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of WHMC, WHI or Focused or any other affiliate of the Company (other than the WH Funds (as defined below)) is required to be registered as an investment company with the Commission under the Investment Company Act. WHMC is the investment adviser to the Wayne Hummer Money Market Fund, the Wayne Hummer Growth Fund, Wayne Hummer Income Fund and the Wayne Hummer CorePortfolio Fund (collectively, the "WH Funds"), each of which is a portfolio of the Wayne Hummer Investment Trust, which is registered as an investment company with the Commission under the Investment Company Act. Except as set forth in the preceding sentence, to the knowledge of the Company, no person to which WHMC, WHI and Focused provide investment advisory services is required to register as an investment company under the Investment Company Act. Except for (i) the registrations described herein and (ii) the registrations of offerings by the WH Funds under the Act described herein, the business activities of WHMC, WHI and Focused and their respective employees (acting in their capacities as such), as presently and heretofore conducted, do not require any registrations under the Act, the Exchange Act or state securities law. With respect to investment advisory contracts involving employee benefit plans, WHMC has complied in all material respects with requirements imposed on investment managers to employee benefit plans under ERISA. WHMC has maintained during all relevant periods fiduciary insurance.

         (jj) The WH Funds have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Federal, state or securities self-regulatory organization, including, without limitation, the Commission, NYSE, NASD, CHX, AMEX or any of their affiliates, and have paid all fees and assessments due and payable in connection therewith, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHMC has received no notice from any governmental authority or securities self-regulatory organization advising

                  WHMC of the initiation of any administrative proceeding or investigation into or related to the business or operations of any of the WH Funds. To the knowledge of the Company, there is no unresolved violation, criticism or exception made in writing by any governmental authority with respect to any report or statement filed by the WH Funds by such governmental authority or securities self-regulatory organization related to any examination of the WH Funds.

         (kk) Upon issuance of the Shares contemplated hereby, the Shares will be eligible for quotation on the Nasdaq National Market without further action by the Company or The Nasdaq Stock Market, Inc.

         (ll) In the reasonable judgment of management, the statements contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other statements that constitute "forward-looking" information within the meaning of the Securities Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company's good faith belief or estimate of the matters described therein.

         (mm) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by reference.

         (nn) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.
         ----------------------------------------------

         (a) On the basis of the representations, warranties and covenants contained herein, and subject to the conditions set forth herein, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $__________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
                  Schedule I hereof, subject to adjustments in accordance with
                  Section 9 hereof.

         (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal funds (same day) against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at approximately 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you, as the Representative of the several Underwriters, and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the NYSE is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

         (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you, as the Representative of the several Underwriters, in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal funds (same day) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Company.

3.       OFFERING BY THE UNDERWRITERS.
         ----------------------------

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY.
         ------------------------

         The Company covenants and agrees with the several Underwriters as follows.

         (a) If the Registration Statement has not already been declared effective by the Commission, the Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or that is not in compliance with the Rules and Regulations; and
                  (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission under the Exchange Act and the Exchange Act Rules and Regulations subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

         (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (c) The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission relating to the Registration Statement; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information relating thereto; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (d) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

         (e) The Company will deliver to, or upon the request of, the Representative, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

         (f) The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (g) The Company will make generally available to its securityholders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock or derivative of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, otherwise than hereunder or with the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, except for (i) grants of employee stock options or awards of Common Stock pursuant to the terms of a plan in effect on the date of this Agreement, (ii) issuances pursuant to the exercise of the Company's stock options or the Company's employee stock purchase plan and (iii) the filing of a Form S-8 registration statement relating to the registration of shares of Common Stock pursuant to such plans.

         (j) The Company shall use its best efforts to obtain approval for additional shares of Common Stock (such that all of the Shares shall be quoted on or approved for quotation on the Nasdaq National Market or in lieu thereof the NYSE or another national securities exchange), including the filing of a Nasdaq Notification Form of Change in the Number of Shares Outstanding with The Nasdaq Stock Market, Inc. within the prescribed time period, and, provided the Common Stock continues to be publicly held, to remain so listed for at least five years from the Effective Date or for such shorter period as may be specified in a written consent of the Representative.

         (k) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representative, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer, pledge (except for pledges granted prior to the date of this Agreement), sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend (other than pursuant to a standard hypothecation agreement with a broker-dealer) or otherwise transfer or dispose of, or announce the offering of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock (other than approximately __________ shares of Common Stock with respect to which one of the directors of the Company shares voting and investment power) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any economic equivalent of ownership of shares of Common Stock or securities convertible into, or exercisable for, shares of Common Stock (other than the exercise of options to purchase shares of Common Stock) (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act Rules and Regulations) on the date of this Agreement or thereafter acquired, for a period beginning on the date of this Agreement and continuing to and including the date that is 90 days after the date of the Prospectus or, in the event of termination or cancellation of this Agreement for any reason prior to the sale of the Common Stock pursuant hereto, such date of termination or cancellation, except with the prior written consent of the Representative ("Lockup Agreements").

         (l) The Company shall apply the net proceeds of the sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus.

         (m) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares, in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

         (n) Provided the Company continues to be publicly held, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

         (o) Except as contemplated by the Prospectus or pursuant to a publicly announced stock repurchase program to purchase shares of Common Stock or pursuant to the Company's 1997 Stock Incentive Plan, as amended, the Company's Employee Stock Purchase Plan or the Company's Directors Deferred Fee and Stock Plan, the Company shall not, for a period of 180 days after the date hereof, without the prior written consent of the Representative, purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of any of the Company's securities.

         (p) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, any of the Subsidiaries or the offering of the Shares without your prior written consent.

         (q) The Company and the Subsidiaries shall use their best efforts to conduct their businesses in material compliance with all applicable Federal and state laws, rules, regulations, decisions, directives and orders (including, without limitation, the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the Investment Company Act, the Investment Advisers Act, the BHC Act, the National Bank Act, the Federal Deposit Insurance Corporation Improvement Act, the Illinois General Corporation Act, the Illinois banking laws and all decisions, directives and orders of the FDIC, the OCC, the Illinois Banking Commissioner, the Illinois Banking Board, the Board of Governors of the Federal Reserve System, the Commission, the NASD and the NYSE, CHX and AMEX, as applicable).

         (r) The Company and its Subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer or officers and Principal Financial Officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

         (s) The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

5.       COSTS AND EXPENSES.
         ------------------

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; any listing fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; provided, however, that, subject to the following paragraph, the Company shall only be responsible for fees and disbursements of counsel for the Underwriters up to an aggregate maximum of $5,000.

         The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
         ---------------------------------------------

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions.

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

         (b) The Representative shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Company, each dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters to the effect that:

                  (i) The Company is validly existing and in good standing under the laws of the State of Illinois, and is duly registered as a financial holding company under the BHC Act. Each of the Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as the case may be). Each of the Company and the Subsidiaries has full corporate power, or power under its organizational documents, and authority to own or lease its properties and to conduct its business as currently being carried on in all material respects and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                  (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Charter, By-laws or, to the best of such counsel's knowledge, any agreement or other instrument to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (iii) To the best of such counsel's knowledge, all outstanding shares of capital stock of or other equity interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such shares or interests may be deemed assessable under 12 U.S.C.
                           Section 55 or 12 U.S.C. 1831o) and, to the best of such counsel's knowledge, except as otherwise described in the Registration Statement and the Prospectus and except for directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, liens or other encumbrances, all of the issued and outstanding shares of such stock or interests. To the best of such counsel's knowledge, except as outstanding under the Company's 1997 Stock Incentive Plan, as amended, its Employee Stock Purchase Plan or its Director Deferred Fee and Stock Plan or otherwise described in the Registration Statement and the Prospectus, there are no options, warrants or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of or other equity interests in the Company or any of the Subsidiaries.

                  (iv) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                  (v) The descriptions in the Registration Statement and the Prospectus of statutes, regulations and legal and governmental proceedings under the captions "Price Range of Common Stock and Dividend Policy--Common Stock Dividend Policy" in the Prospectus and "Business--Supervision and Regulation,-- " "Bank Holding Company Regulation," "--Bank Regulation," "--Financial Institution Regulation Generally" and "--Broker-Dealer and Investment Adviser Regulation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, insofar as such descriptions constitute a summary of legal and regulatory matters are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations or legal or governmental proceedings required to be described in the Prospectus that are not described as required.

                  (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in
                           (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-laws or (B) a material breach or violation of any of term and provisions of, or constitute a material default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities laws or Blue Sky laws or interpretations or rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

                  (vii) The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (except that such counsel need not express an opinion as to financial statements and related schedules or financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

                  (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required.

                  (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

                  (x) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act.

         In rendering such opinion, Vedder, Price, Kaufman & Kammholz may rely as to matters of fact to the extent such counsel deems appropriate upon appropriate certificates of officers of the Company and the Subsidiaries. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement, Vedder, Price, Kaufman & Kammholz may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representative shall have received from Jones Day counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the validity of the Shares and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (d) The Representative shall have received at or prior to the Closing Date from Jones Day a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (e) The Representative shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance reasonably satisfactory to the Representative, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

         (f) The Representative shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

                  (i) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

                  (iii) all filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) such officer has carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment; and

                  (v) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

         (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

         (h) The Lockup Agreements shall have been furnished to the Representative.

         (i) The Firm Shares and Option Shares, if any, shall have been approved for quotation upon notice of issuance on the Nasdaq National Market.

         If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5, 11 and 14 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
         --------------------------------------------

         The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.
         ---------------

         (a)      The Company agrees:

                  (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading any act or failure to act or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Representative pursuant to Section 3 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and

                  (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
                  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this
                  Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of
                  Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

         It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.       DEFAULT BY UNDERWRITERS.
         -----------------------

         If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, that the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, that they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.
         -------

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

         if to the Underwriters, to:   RBC Dain Rauscher Inc.
                                       c/o RBC Capital Markets
                                       60 South Sixth Street
                                       Minneapolis, MN 55402
                                       Attention:   ____________________
                                                    ____________________
                                       Fax:         ____________________

         if to the Company, to:        Wintrust Financial Corporation
                                       727 North Bank Lane
                                       Lake Forest, IL  60045
                                       Attention:   Edward J. Wehmer
                                                    Chief Executive Officer
                                       Fax:         (847) 615-4091

11.      TERMINATION.
         -----------

         (a) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares;
                  (iii) the suspension or material limitation of trading in securities generally on the NYSE or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) declaration of a banking moratorium by United States or New York or Illinois State authorities; (v) the suspension or material limitation of trading of the Common Stock by The Nasdaq Stock Market, the Commission or any other governmental authority; or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b)      as provided in Sections 6 and 9 of this Agreement.

12.      SUCCESSORS.
         ----------

         This Agreement has been and is made solely for the benefit of the Company and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.
         ------------------------------------

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the table following the first paragraph and the statements set forth in the [THIRD, SIXTH, SEVENTH AND ELEVENTH] paragraphs under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.
         -------------

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers; and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                     [remainder of page intentionally blank]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       WINTRUST FINANCIAL CORPORATION



                                       By
                                         ---------------------------------------
                                           Edward J. Wehmer
                                           Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC DAIN RAUSCHER INC.

As the Representative of the several
Underwriters listed on Schedule I hereto


By:    RBC Dain Rauscher Inc.


By:
   -----------------------------------
Name:
Title:

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS



                                                           Number of
                                                          Firm Shares
         Underwriter                                    to be Purchased
         -----------                                    ---------------

RBC Dain Rauscher Inc.
[STIFEL, NICOLAS & COMPANY, INCORPORATED]
[U.S. BANCORP PIPER JAFFRAY INC.]
[RAYMOND JAMES & ASSOCIATES, INC.]
______________________________
______________________________
                                                      --------------------
                                                      --------------------

         TOTAL
                                                      ====================

                                    EXHIBIT A

                      LIST OF SIGNIFICANT SUBSIDIARIES(2)



                        Lake Forest Bank & Trust Company

                   North Shore Community Bank & Trust Company

                          Hinsdale Bank & Trust Company

                        Libertyville Bank & Trust Company

                      Barrington Bank & Trust Company, N.A.

                     Crystal Lake Bank & Trust Company, N.A.

                         Northbrook Bank & Trust Company

                         [CRABTREE CAPITAL CORPORATION]

                       First Insurance Funding Corporation

                            Tricom, Inc. of Milwaukee

                        Wayne Hummer Trust Company, N.A.

                           [WINTRUST CAPITAL TRUST I]

                           [WINTRUST CAPITAL TRUST II]

                   [WINTRUST INFORMATION TECHNOLOGY SERVICES]

                          Wayne Hummer Investments, LLC

                      Wayne Hummer Asset Management Company

                            Focused Investments, LLC




------------------
2 To be updated with additional changes since the Company filed its Form 10-K for the fiscal year ended December 31, 2002.